EMPLOYMENT AGREEMENT

     THIS AGREEMENT has been entered into as of this 1st day of January 1997, by and between ENVIROMETRICS Inc. (EVRM, referred to herein as "Employer") and Richard D. Bennett ("Employee").

     WHEREAS, Employer is engaged in the business of health/safety/environmental consulting and laboratory services, and sales of related products and Employee is presently employed by EVRM; and

     WHEREAS, Employer recognizes and values Employee's service, loyalty and capabilities, and continued employment of Employee is desired by the parties hereto on the terms set forth herein; and

     WHEREAS, Employer desires that additional benefits on the terms set forth herein be provided to Employee under certain circumstances.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement and for other good and valuable consideration, the parties agree as follows:

     1. Employment, Title and Duties. Employee will have the title of Senior Vice President of EVRM and President of Azimuth Inc. of the Laboratory and Consultative Group Operations and will report directly to the President & CEO.

     Laboratory Operations - Employee will be responsible and accountable for the overall management of the laboratory operations, which include profit/loss responsibility, marketing/sales program to increase revenues, QA/QC program, Health & Safety program, and maintaining all required regulatory certifications.

     Consultative Group - Employee will be responsible and accountable for the overall management of the Health & Safety Group of EVRM, including profit/loss responsibility, marketing/sales program, technical and regulatory requirements.

     Special Projects - Employee will be assigned from time to time to lead special projects for the company. Examples include promoting the services of the company to institutions such as hospital conglomerates, establishing joint ventures with other companies, promoting EVRM's technologies. These and other opportunities will be assigned by the President & CEO and it will be the Employee's responsibility to prepare a plan for each of the assigned program, which will be presented to the President & CEO and/or the Board of Directors for review and approval.

     While employed by Employer, Employee shall use his best efforts on Employer's behalf and shall comply with all policies and guidelines issued by Employer. While an employee of Employer and without the express written consent of the President and CEO of EVRM, no employment shall be undertaken by Employee in addition to employment with Employer nor shall Employee receive any compensation for activities related to the business of the company in any form from anyone other than Employer. Employee fully and completely understands and accepts the obligation under this agreement.

     2. Term. The term of this agreement shall be from January 1, 1997 to December 31, 1997. The Employment Agreement will be renewed on a annual basis with the agreement of both parties.

     3. Compensation. (A) For all services rendered by Employee under this agreement, Employee shall receive such compensation as may be determined from time to time by Employer's Board of Directors or a designated representative thereof. Employee's initial gross base salary under the agreement shall be paid at the annual rate of $65,000.00 or $5,416.67 per month.

     (B) An incentive performance bonus program shall also be awarded to Employee for sales generated for the laboratory operations, the consultative group, and other special projects. For details on the awards under the incentive performance bonus program see Addendum I. In addition the stock compensation program offered to current EVRM employees in consideration of salary cut will be also extended to Employee based on the then current position with the Company.

     (C) Employee shall be entitled to vacation and sick leave time as determined by Employer's SOP. In addition, Employee shall be entitled to participate in all other present or future benefit plans provided by Employer to its employees and for which Employee may qualify.

     4. Reconciliation of Wages and Past Expenses. All deferred compensation that is still outstanding will be reconciled and compensated to Employee on a timely manner and in line with the schedule used for the other Officers of Employer. In addition all reimbursable expenses incurred for the company will be reconciled and reimbursed to the Employee on a timely basis and according to the schedule of all other Officers and Directors.

     5. Outstanding Commitments for the Company. All outstanding personal financial commitments made by the Employee for the company are listed hereafter:

     (A) Stock Pledged by Employee for the "Igoe" Loan - The company will try its best efforts to repay the loan in order to see that the personal stocks (a total of 75,000 EVRM registered shares) that were pledged by the Employee be released according to the signed loan agreement. In the event that the company is in default of the current loan agreement and the collateral is retained against the outstanding balance of the loan, a number of stocks equal to the number of original stocks not returned to him will be issued by the company in the name of the Employee, as per resolution passed by the EVRM Board of Directors. The expenses for the registration of these shares will be paid by EVRM. In the event a new company becomes the majority shareholder of EVRM, the company will negotiate the repayment of this loan in full or the indemnification of the personal collateral.

     (B) Small Business Administration (SBA) Loan - Employee is a co-guarantor to a loan to the SBA. Azimuth's outstanding accounts receivable were pledged as a collateral to the loan. In addition, the company will continue its best efforts to repay the loan to the SBA according to the agreement schedule. In the event a new company becomes the majority shareholder of EVRM, the company will negotiate the repayment of this loan in full or the indemnification of the personal guaranty by the Employee.

     (C) Personal Loan to the Company - As of April 2, 1997 the outstanding balance of this loan is $45,000.00. Employee is presently receiving the scheduled payments for interest and principal on this loan from the company. In addition, Employee has received from the company 50,000 common shares of the company as a compensation for his personal commitment for this loan. The company will exercise its best efforts to continue to repay this loan according to the mutually agreed schedule. Furthermore, the company will negotiate the repayment of this loan in full or at an agreed accelerated schedule in the event a new company will become the majority shareholder of EVRM.

     (D) Keyman Life Insurance - The company will maintain a keyman life insurance coverage for the Employee by paying the required premium for a coverage of at least $500,000. The company will use the proceeds from this insurance, in the event it becomes collectible, to pay off the above outstanding Employee's commitments so that these commitments will not be a burden on his estate or successors.

     6. Acknowledgments. Employer is in the business of health/safety/environmental consulting and laboratory services, and sales of related products. Employee acknowledges that Employer has a proprietary interest in the identity of its customers and customer lists and its inventory of marketing personnel; and documents and information regarding Employer's suppliers, methods of sales, costs, and the specialized requirements of Employer's customers are highly confidential and constitute trade secrets. Should Azimuth Inc. and/or Azimuth Laboratories be sold, whether by virtue of sale of assets, sale of contracts, assignment of clients, the Employee shall be released from the non-competition requirements of this agreement. The Employee would be free to negotiate an employment agreement with the new owners.

     7. Trade Secrets and Confidential Information. During the term of this agreement, Employee will have access to and become familiar with various trade secrets and confidential information of Employer, including but not necessarily limited to the documents and information referred to in Sections 5(1) and 5(2) above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment and for twelve (12) months after such employment ceases, Employee agrees not to use such information for any purpose whatsoever or to divulge such information to any person other than Employer or persons to whom Employer has given its written consent.

     8. Documents. Under no circumstances shall Employee remove from the Employer's office with intention to retain any of Employer's books, records, documents, customer lists, personnel inventory lists, or any copies of such documents without the written permission of Employer; nor shall Employee make any copies of such books, records, documents, or lists for use and retention outside of Employer's office except as specifically authorized in writing by Employer.

     9. Non-Competition. A. The employment contract may be terminated by either party with three months (90 days) notice. Employee agrees that during this period he will not contact directly or indirectly any client, employee, vendor, outside professional consultant, contractor/subcontractor, lender/lessor, stockholder, stockbroker/investment banker related to the Employer without the express permission in writing of the President & CEO of the company and/or its Board of Directors. During the same period of time Employee agrees that he will not directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become associated with, employed by, or otherwise interested in any business operation, whether financially or in any other capacity, if such operation competes with Employer. This restriction shall not preclude Employee from becoming the holder of any publicly traded stock provided Employee does not acquire stock interest in excess of ten percent (10%).

     B. In the event that Employee's employment ceases for Cause prior to December 31, 1997, Employee agrees that for a period of three(3) months, he will not directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become associated with, employed by, or otherwise interested in any business operation, whether financially or in any other capacity, if such operation competes with Employer. This restriction shall not preclude Employee from becoming the holder of any publicly traded stock provided Employee does not acquire stock interest in excess of ten percent (10%).

     C. For a period of six (6) months after Employee's employment has terminated for any reason (1) Employee will not directly or indirectly solicit or sell any of Employer's services or products to those persons, companies, firms, corporations or entities who are or were customers of Employer and for whose accounts Employee was responsible to any degree while an employee of Employer. (2) Employee will not solicit such accounts on behalf of himself or any other person, firm, company, or corporation.

     D. For a period of six (6) months after Employee's employment has terminated for any reason, Employee will not in any way, directly or indirectly through a third party, induce or attempt to induce any existing or future employee of Employer to leave his/her position with Employer to become associated with a business competing in any way with Employer.

     10. Judicial Modification. The parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of a restrictive covenant set forth in Sections 6, 7, 8 and 9 is in any way disputed at any time, a court or other tryer of fact may modify and reform such provision to substitute such other terms as are reasonable to protect the Employer's and Employee's legitimate business interests.

     11. Ability to Earn Livelihood. Employee further acknowledges that (1) in the event his employment with Employer ceases for any reason, he will be able to earn a livelihood without violating the foregoing restrictions; and (2) that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with Employer.

     12. Remedies. Employee acknowledges (1) that compliance with Sections 6, 7, 8 and 9 is necessary to protect the business and good-will of Employer and (2) that a breach of those sections will irreparably and continually damage Employer, for which money damages may not be adequate. Therefore, the parties agree that in the event of such breach, Employer may seek any and all legal or equitable relief available to it, specifically including but not limited to injunctive relief, without the necessity of bond, and may hold the Employee liable for all damages, including actual and consequential damages, costs and expenses, as well as legal costs and reasonable attorney's fees incurred by the Employer as a result of such breach.

     13. Duration of Injunction. If the employee violates any of the terms of Sections 6, 7, 8 or 9 and the Employer consequently seeks injunctive relief from a court, such injunctive relief may be applied prospectively to include the duration of the covenant unexpired at the time of the first breach, notwithstanding that the covenant may have otherwise expired at the time a lawsuit is filed and/or at the time relief is granted.

     14. Waiver of Rights. If in one or more instances either party fails to insist that the other party perform any of the terms of this agreement, such failure shall not be construed as waiver by such party of any past, present, or future right granted under this conditions of employment, all prior representations or agreements having been superseded.

     15. Survival. The obligations contained in Sections 6, 7, 8 and 9 shall survive the cessation of Employee's employment. In addition, the cessation of employment shall not affect any of the rights or obligations of either party arising prior to or at the time of the cessation of this employment, or which may arise by any event causing the cessation of this employment.

     16. Severability. If any provision, paragraph, or sub-paragraph of this agreement is adjudged by any court to be void or un-enforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the agreement, including any other provision, paragraph, or sub-paragraph. Each provision, paragraph, and sub-paragraph of the agreement is separable from every other provision, paragraph, and sub-paragraph, and constitutes a separate and distinct covenant.

     17. Successors. This agreement shall be binding upon and shall inure to the benefit of Employee, and, to the extent applicable, Employee's heirs, assigns, executors, and personal representative, and upon Employer, its successors and assigns, including without limitation, any person, partnership or corporation that may require all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged.

     18.  Complete  Understanding.   This  agreement  constitutes  the  complete
understanding between the parties regarding terms and conditions of employment, all prior representations or agreements having been superseded.

     19. Attorney's Fees. If any party to this agreement breaches any of the terms of this agreement, that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including reasonable attorneys fees, incurred by that party in enforcing the terms of this agreement, in addition to any other remedies which may be imposed by a tryer of fact.

     20. Modification. No alteration or modification to any of the provisions of this agreement shall be valid unless made in writing and signed by both parties.

     21. Headings. The headings have been inserted for convenience only and not considered when construing the provisions of this agreement.

     22. Governing Law. This agreement shall be subject to and governed by the laws of the State of South Carolina. The parties agree that any cause of action arising from the terms of this agreement shall be brought only in the Court of the County of Charleston, South Carolina. The parties agree that such court shall be the exclusive and sole venue for the adjudication of any disputes hereunder.

ENVIROMETRICS Inc.:                         By:  _____________________________
                                            Walter "Skip" Elliott,
                                            President & CEO




EMPLOYEE:                                   _________________________________
                                            Richard D. Bennett

                                            _________________________________
                                            Date

                      ADDENDUM I TO EMPLOYMENT AGREEMENT

     This  Addendum  dated  January  1,  1997 is an  amendment  to that  certain
Employment  Agreement  ("Agreement")  dated  January  1,  1997  by  and  between
Envirometrics Inc. (EVRM referred to herein as "Employe") and Richard D. Bennett ("Employee"); Section 3.B. ("Compensation") of the Agreement is hereby amended by adding a Performance Bonus Plan based on the following formula:

     First $100,000 in annual revenues from "New Clients" - 3% of Net Revenues* Second $100,000 in annual revenues from "New Clients" - 4% of Net Revenues* Third $100,000 in annual revenues from "New Client" - 5% of Net Revenues* The above formula is applied for new clients and for the first year. The performance bonus for the second and third years for these accounts will be compensated at 2.5% of Net Revenues. After the third year no performance bonus will be provided on these accounts.

*Net Revenues = Gross Revenues minus any Subcontracted Expenses.

Envirometrics Inc.:                 By:  ________________________________
                                    Walter "Skip" Elliott,
                                    President & CEO



EMPLOYEE:                           ____________________________________
                                    Richard D. Bennett

                                    ____________________________________
                                    Date